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                                                                   EXHIBIT 10.29


                              EMPLOYMENT AGREEMENT


       This Employment Agreement (the "AGREEMENT"), dated as of November 1, 2000 (the "EFFECTIVE DATE"), is made and entered by and between John Reynolds (the "EXECUTIVE") and HERBALIFE INTERNATIONAL, INC., a Nevada corporation ("PARENT"), and HERBALIFE INTERNATIONAL OF AMERICA, INC., a California corporation ("OPERATING COMPANY") (collectively, Parent and Operating Company are referred to herein as the "COMPANY").

                                    RECITALS

       A. The Company is engaged primarily in the distribution of weight management, nutritional and personal care products through a "multi-level" marketing system.

       B. The Company desires to be assured of the services of the Executive by employing the Executive in the capacity and on the terms set forth below.

       C. The Executive desires to commit himself to serve the Company on the terms herein provided.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1. Employment Period. The Company shall continue to employ the Executive and the Executive shall continue in the employ of the Company for the period commencing on the Effective Date and ending on the date that is three (3) years thereafter, unless sooner terminated in accordance with the provisions of this Agreement (the "INITIAL TERM"). After the Initial Term, the parties may (but shall be under no obligation to), by written agreement, renew or extend the term of the Agreement for an additional period or periods. The term of each renewal period of this Agreement is referred to herein as a "RENEWAL PERIOD"; and references to the "TERM" shall mean the period beginning on the Effective Date and ending on the date of termination of Executive's services for the Company, whether at the end of the Initial Term or a Renewal Term or otherwise in accordance with the provisions of this Agreement. Upon expiration of the Term, except as expressly set forth herein (including in Section 5 and Section
       6), this Agreement and all of its provisions shall terminate and shall cease to have any force or effect.

2.     Duties

       (a) During the Term, the Executive shall serve as Executive Vice President - Distributor Relations of the Company, with such authority and duties as assigned to him from time to time by the Board of Directors or Chief Executive Officer of Parent that are consistent with the customary duties of an officer with such or a similar title. Executive will work principally in the



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              Los Angeles (Century City), California offices of the Company, but will also conduct such business travel as is reasonably required to fulfill his duties hereunder. During the Term, Executive shall report to the Chief Executive Officer of Parent.

       (b) During the Term, the Executive shall, during customary business hours (Monday through Friday), devote not less than an average of thirty (30) hours per week of his working time, attention, skill and efforts to the business and affairs of the Company, will use his best efforts to promote the success of the Company's business, and shall not enter the employ of or serve as a consultant to, any other company, where such conduct would be inconsistent with, in competition with, or restrict the Executive from carrying out, his duties to the Company, without the prior written consent of the Board of Directors of Parent; provided, however, the foregoing shall not preclude the Executive from devoting a reasonable amount of time to managing Executive's investments and personal affairs, to charitable and civic activities and to his duties as a trustee of the Mark Hughes Family Trust.

3.     Compensation and Related Matters

       (a) Salary. During the Term, the Executive shall receive a salary at the per annum rate of Six Hundred Thousand Dollars ($600,000), payable in bi-weekly installments or otherwise in accordance with the Company's payroll practices for senior executives. Executive's annual base salary shall be subject to review from time to time for possible increases by the Board of Directors of Parent. Executive's base salary, as increased from time to time, shall be referred to as the "BASE SALARY."

       (b) Expenses. The Company shall reimburse the Executive for all reasonable travel and other reasonable out-of-pocket business expenses incurred by the Executive in the performance of his duties under this Agreement upon evidence of payment and otherwise in accordance with the Company's procedures in effect from time to time.

       (c) Employee Benefits; Bonus Plans. During the Term, the Executive shall be entitled to participate in or receive benefits under each benefit plan or arrangement made available by the Company to its senior executives (including, without limitation, those relating to group medical, dental, vision, long-term disability and life insurance, stock options and automobile allowances) on terms no less favorable than those generally applicable to senior executives of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans. In addition, during the Term the Executive shall continue to participate in the cash bonus plans and programs of the Company (each such plan, a "BONUS PLAN"), with performance goals established in a manner substantially consistent with past and current practice and affording the Executive an opportunity to earn bonuses at levels not materially less favorable to the Executive than under plans and programs currently in effect.


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       (d)    Vacation. The Executive shall be entitled to four (4) weeks vacation during each year of the Term, unless the vacation policies for senior executives of the Company provide for a greater amount of vacation, in which case Executive shall be entitled to such greater amount. Unused vacation in any year shall carry over to subsequent years without limitation, unless otherwise provided in a vacation pay policy that is generally applicable to the senior executives of the Company.

       (e) Deductions and Withholdings. All amounts payable or which become payable hereunder shall be subject to all deductions and withholding required by law.

4. Termination. The Executive's services for the Company and the Term of this Agreement may be terminated under the following circumstances:

       (a) Death. The Executive's services hereunder shall terminate upon his death. In the case of the Executive's death, the Company shall pay to the Executive's beneficiaries or estate, as appropriate, after his death, his then current accrued and unpaid Base Salary as well as 100% of any accrued and unpaid bonus for any years preceding the year of termination and Executive's target bonus for the year of termination (collectively the "UNPAID BONUS"), plus an additional amount equal to one year of Base Salary and Executive's target bonus for the current year, and other benefits and payments then due (including, without limitation, reimbursement of amounts under Section 3) to which the Executive is then entitled hereunder. Except as provided in Section 4(h) below, Executive and his beneficiaries as appropriate, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.

       (b)    Disability

              (i) If a Disability (as defined below) of the Executive occurs during the Term, the Company may give the Executive written notice of its intention to terminate his employment. In such event, the Executive's services with the Company shall terminate on the effective date specified in such notice. In the case of a termination as a result of a Disability, the Company shall pay to the Executive after his termination his then current accrued and unpaid Base Salary and Unpaid Bonus, plus an additional amount equal to one year of Base Salary and Executive's target bonus for the current year, and other benefits and payments then due (including, without limitation, reimbursement of amounts under Section 3 to which the Executive is entitled hereunder). Except as provided in Section 4(h) below, Executive and his beneficiaries, as appropriate, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.



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              (ii)   For the purpose of this subsection 4(b), "DISABILITY" shall mean the Executive's inability to perform his duties to the Company on a full-time basis for 120 consecutive days or a total of 180 days in any twelve month period as reasonably determined by the Board of Directors.

       (c) Termination by the Company for Cause. The Company may terminate the Executive's services hereunder for Cause (as defined below) at any time upon written notice to the Executive. In such event, the Executive's services shall terminate on the effective date specified in such notice. In the case of the Executive's termination for Cause, the Company shall promptly pay to the Executive his then current accrued and unpaid Base Salary and accrued and unpaid bonus for any years preceding the year of termination and other benefits and payments then due (including, without limitation, reimbursement of amounts under Section 3) to which the Executive is entitled hereunder. Except as provided in
              Section 4(h) below, the Executive and his beneficiaries, as appropriate, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances. For purposes of this Agreement, the Company shall have "CAUSE" to terminate Executive's services hereunder in the event of any of the following acts or circumstances: (i) acts or omissions by the Executive which constitute intentional material misconduct or a knowing violation of a material written policy of the Company or any of its subsidiaries; (ii) the Executive personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or written Company policy; (iii) willful destruction by Executive of property of the Company or a subsidiary having a material value to the Company or such subsidiary; (iv) fraud, embezzlement or theft from the Company, or comparable dishonest activity committed by Executive against the Company, or comparable dishonest activity committed by Executive which might otherwise have a material detrimental effect on the Company; (v) Executive's conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony involving fraud, embezzlement or moral turpitude (excluding acts involving a de minimis dollar value and not related to the Company or a subsidiary, provided that such acts do not otherwise have a material detrimental effect on the Company); (vi) Executive's gross failure to discharge Executive's duties (other than due to physical or mental illness) commensurate with Executive's title and function or Executive's failure to comply with the lawful directions of the Board of Directors of Parent, or Executive's breach of any other provision of this Agreement in any material respect, in any such case that is not cured within thirty (30) days after Executive has received written notice thereof from such Board of Directors; or (vii) a willful and knowing material misrepresentation to the Board of Directors of Parent.


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       (d)    Termination by the Executive Without Good Reason. The Executive
              may terminate his employment hereunder for other than Good Reason (as defined below), provided that Executive first gives the Company a written notice of termination at least fifteen (15) calendar days prior to the effective date of any such termination. In the event the Executive terminates his employment for other than Good Reason, the Company shall pay to the Executive his then current accrued and unpaid Base Salary and accrued and unpaid bonus for any year preceding the year of termination and other benefits and payments then due (including, without limitation, reimbursement of amounts under Section 3) to which the Executive is entitled hereunder. Except as provided in Section 4(h) below, the Executive and his beneficiaries, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances.

       (e) Good Reason. For purpose of this Agreement, "GOOD REASON" means, other than with the Executive's consent in writing that such event or circumstance will not constitute Good Reason, the occurrence of any of the following: (i) the Company reduces Executive's Base Salary; (ii) with respect to the Executive, the Company discontinues any Bonus Plan in which Executive participates without immediately replacing such Bonus Plan with a plan that is the substantial economic equivalent of such Bonus Plan, or a successor to the Company fails or refuses to assume the obligations of the Company under such Bonus Plan or under a plan that is the substantial economic equivalent of such Bonus Plan;
              (iii) the Company requires Executive to change the location of Executive's principal office, so that Executive will be based at a location more than twenty (20) miles from the location of Executive's principal office as of the Effective Date; (iv) the Company reduces Executive's responsibilities in any material respect or directs Executive to report to a person of lower rank or responsibilities than the person(s) to whom Executive reports as specified in this Agreement; (v) a successor to the Company fails or refuses to assume the obligations of the Company under this Agreement; (vi) the removal of Executive from the position the Executive holds with the Company pursuant to this Agreement;
              (vii) any material decrease or other material adverse change in the duties, responsibilities or authority of Executive below his duties and responsibilities contemplated in Section 2; or (viii) any other material breach by the Company of this Agreement, and which, with respect to clauses (v), (vii) or (viii) hereof, continues uncured for thirty (30) days after receipt by the Company of written notice of breach from the Executive.

       (f) Termination by the Company Without Cause. The Company may terminate the Executive's services hereunder without Cause at any time upon written notice to the Executive; provided that the Company first gives Executive a written notice of termination at least fifteen (15) calendar days prior to the effective date of any such termination. In such event, the Executive's services shall terminate on the effective date specified in such notice. In the event the Executive's services hereunder are terminated by the Company


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              without Cause, the Company shall pay to the Executive (i) his current accrued and unpaid Base Salary, accrued and unpaid bonus for any years prior to the year of termination and other benefits and payments then due (including, without limitation, reimbursement of amounts under Section 3) to which the Executive is then entitled hereunder and (ii) Base Salary and target bonus (using the target bonus amount for the year in which termination occurs) for the balance of the Term plus one additional year of Base Salary and target bonus (subject to the Executive's compliance with the terms of Section 5 and Section 6). In addition, for two (2) years following the date of termination, the Company shall continue to afford to the Executive the group medical, dental, vision, long-term disability and life insurance and automobile allowance benefits specified in Section 3(c) above. Except as provided in Section 4(h) below, the Executive and his beneficiaries, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances. Executive shall have no duty to seek to mitigate the above severance benefits in the event of termination hereunder without Cause, and any compensation derived by Executive from alternative employment or otherwise shall not reduce the Company's obligations hereunder.

       (g) Termination by the Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason. In the event the Executive terminates his employment for Good Reason, the Company shall pay to the Executive (i) his current accrued and unpaid Base Salary, accrued and unpaid bonus for any years prior to the year of termination and other benefits and payments then due (including, without limitation, reimbursement of amounts under Section 3) to which the Executive is then entitled hereunder and
              (ii) Base Salary and target bonus (using the target bonus amount for the year in which termination occurs) for the balance of the Term plus one additional year of Base Salary and target bonus (subject to the Executive's compliance with the terms of Section 5 and Section 6). In addition, for two (2) years following the date of termination, the Company shall continue to afford to the Executive the group medical, dental, vision, long-term disability and life insurance and automobile allowance benefits specified in
              Section 3(c) above. Except as provided in Section 4(h) below, the Executive and his beneficiaries, as appropriate, shall be entitled to no other compensation under this Agreement following, or as a result of, a termination under these circumstances. Executive shall have no duty to seek to mitigate the above severance benefits in the event of termination hereunder with Good Reason, and any compensation derived by Executive from alternative employment or otherwise shall not reduce the Company's obligations hereunder.

       (h) Stock Options. In the event of the termination by the Company of Executive's employment without Cause, the Company agrees that all stock options to purchase Parent's capital stock previously and hereafter granted to Executive but not exercised on or prior to the date of termination of Executive's services to the Company, shall remain duly and validly issued


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              and outstanding, shall continue to vest in accordance with any vesting schedule set forth in the stock option agreements evidencing all or part of such stock options and shall remain and/or become exercisable pursuant to the terms of such stock options and the plans relating thereto as if such termination of employment had not occurred. In the event of the termination of Executive's employment for any other reason, all unvested options will terminate upon the effective date of such termination.

5.     Confidential and Proprietary Information.

       (a) The parties agree and acknowledge that during the course of the Executive's employment, the Executive has been given and will have access to and be exposed to trade secrets and confidential information in written, oral, electronic and other forms regarding the Company and its subsidiaries (which includes but is not limited to all of its business units, divisions and subsidiaries) and its business, equipment, products and employees, including, without limitation: the identities of the Company's and its subsidiaries' distributors and customers and potential distributors and customers (hereinafter referred to collectively as "DISTRIBUTORS"), including, without limitation, the identity of Distributors the Executive cultivates or maintains while providing services at the Company or any of its subsidiaries using the Company's, or any of its subsidiaries' products, name and infrastructure, and the identities of contact persons with respect to those Distributors; the particular preferences, likes, dislikes and needs of those Distributors and contact persons with respect to product types, pricing, sales calls, timing, sales terms, rental terms, lease terms, service plans, and other marketing terms and techniques; the Company's and its subsidiaries' business methods, practices, strategies, forecasts, pricing, and marketing techniques; the identities of the Company's and its subsidiaries' licensors, vendors and other suppliers and the identities of the Company's and its subsidiaries' contact persons at such licensors, vendors and other suppliers; the identities of the Company's and its subsidiaries' key sales representatives and personnel and other employees; advertising and sales materials; research, computer software and related materials; and other facts and financial and other business information concerning or relating to the company or any of its subsidiaries and its business, operations, financial condition, results of operations and prospects. The Executive expressly agrees to use such trade secrets and confidential information only for purposes of carrying out his duties for the Company and its subsidiaries, and not for any other purpose, including, without limitation, not in any way or for any purpose detrimental to the Company or any of its subsidiaries. The Executive shall not at any time, either during the course of his employment hereunder or after the termination of such employment, use for himself or others, directly or indirectly, any such trade secrets and confidential information, and, except as required by law, the Executive shall not disclose such trade secrets and confidential information, directly or indirectly, to any other person or entity; provided that the obligations under this sentence will not be construed to restrict the Executive



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              from calling on or otherwise maintaining a relationship with
              Distributors or suppliers of the Company or any of its subsidiaries during or after the termination of the Executive's employment with the Company. Trade secret and confidential information hereunder shall not include any information which (i) is already in or subsequently enters the public domain, other than as a result of any direct or indirect disclosure by the Executive,
              (ii) becomes available to the Executive on a non-confidential basis from a source other than the Company or any of its subsidiaries, provided that such source is not subject to a confidentiality agreement or other obligation of secrecy or confidentiality (whether pursuant to a contract, legal or fiduciary obligation or duty or otherwise) to the Company or any of its subsidiaries or any other person or entity or (iii) is approved for release by the Company or any of its subsidiaries or which the Company or any of its subsidiaries makes available to third parties without an obligation of confidentiality.

       (b) All physical property and all notes, memoranda, files, records, writings, documents and other materials of any and every nature, written or electronic, which the Executive shall prepare or receive in the course of his employment with the Company and which relate to or are useful in any manner to the business now or hereafter conducted by the Company or any of its subsidiaries are and shall remain the sole and exclusive property of the Company and its subsidiaries, as applicable. The Executive shall not remove from the Company's premises any such physical property, the original or any reproduction of any such materials nor the information contained therein except for the purposes of carrying out his duties to the Company or any of its subsidiaries and all such property (except for any items of personal property not owned by the Company or any of its subsidiaries), materials and information in his possession or under his custody or control upon the termination of his employment shall be immediately turned over to the Company and its subsidiaries, as applicable.

       (c) All inventions, improvements, trade secrets, reports, manuals, computer programs, tapes and other ideas and materials developed or invented by the Executive during the period of his employment, either solely or in collaboration with others, which relate to the actual or anticipated business or research of the Company or any of its subsidiaries which result from or are suggested by any work the Executive may do for the Company or any of its subsidiaries or which result from use of the Company's or any of its subsidiaries' premises or property (collectively, the "DEVELOPMENTS") shall be the sole and exclusive property the Company and its subsidiaries, as applicable. The Executive assigns and transfers to the Company his entire right and interest in any such Development, and the Executive shall execute and deliver any and all documents and shall do and perform any and all other acts and things necessary or desirable in connection therewith that the Company or any of its subsidiaries may reasonably request. This paragraph does not apply to any inventions which the Executive made prior to his employment by the Company (all of which, if any exist, are listed on Exhibit


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              A, which the Executive has attached hereto), or to any inventions that the Executive develops entirely on his own time without using any of the Company's or its subsidiaries' equipment, suppliers, facilities or confidential information and which do not relate to the Company's and its subsidiaries' business, anticipated research and development, or the work the Executive performs for the Company.

       (d) The provisions of this Section 5 shall survive any termination of this Agreement and termination of the Executive's employment with the Company.

6. No Solicitation of Distributors, Sales Representatives, Licensors or Employees; Noncompetition During the Term.

       (a) During the Term and for a period of twelve (12) months thereafter, except pursuant to Executive's duties as an employee of the Company, the Executive shall not, directly or indirectly, call upon, solicit, divert, take away or accept, or attempt to call upon, solicit, divert, take away or accept, business of a type the same or similar to the business as conducted by the Company or any of its subsidiaries from any of the Distributors, sales representatives and personnel, licensors of the Company or any of its subsidiaries or similar entities or persons upon whom he called or whom he solicited or to whom he catered or with whom he became acquainted after entering the employ of the Company.

       (b) The Executive acknowledges and agrees that he has gained and during the time of his employment with the Company, will gain, valuable information about the identity, qualifications and on-going performance of the employees of the Company and its subsidiaries. During the Term and for a period of twelve (12) months thereafter, except pursuant to Executive's duties as an employee of the Company, the Executive shall not directly or indirectly (i) hire, employ, offer employment to, or seek to hire, employ or offer employment to, any of the Company's or any of its subsidiaries' employees with whom he had contact prior to such termination of employment (or any such person who was an employee of the Company or any such subsidiary within three months preceding such activity by the Executive), (ii) solicit or encourage any such employee (or any such person who was an employee of the Company or any such subsidiary within three months preceding such activity by the Executive) to seek or accept employment with any other person or entity or (iii) disclose any information, except as required by law, about such employee (or any such person who was an employee of the Company or any such subsidiary within three months preceding such activity by the Executive) to any prospective employer.

       (c) During the Term and for a period of twelve months thereafter, the Executive will not promote, participate, engage or have any other interest in any business which is competitive with the business of the Company or any of its subsidiaries, whether Executive is acting as owner, partner, stockholder, employee, broker, agent, principal, trustee, corporate officer, director,



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              consultant or in any other capacity; provided, however, that this
              Agreement will not prevent Executive from holding for investment up to 3% of any class of stock or other securities of a publicly held company.

7. Injunctive Relief. The Executive and the Company (a) intend that the provisions of Sections 5 and 6 be and become valid and enforceable, (b) acknowledge and agree that the provisions of Sections 5 and 6 are reasonable and necessary to protect the legitimate interests of the Company and its business and (c) agree that any violation of Section 5 or 6 will result in irreparable injury to the Company and its subsidiaries, the exact amount of which will be difficult to ascertain and the remedies at law for which will not be reasonable or adequate compensation to the Company and its subsidiaries for such a violation. Accordingly, the Executive agrees that if the Executive violates the provisions of Section 5 or 6, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

8. Assignment; Successors and Assigns. The Executive agrees that he shall not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, any rights or obligations under this Agreement, nor shall the Executive's rights hereunder be subject to encumbrance of the claims of creditors. Any purported assignment, transfer, delegation, disposition or encumbrance in violation of this
       Section 8 shall be null and void and of no force or effect. Nothing in this Agreement shall prevent the consolidation or merger of the Company with or into any other entity, or the sale by the Company of all or any portion of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any affiliated entity, and the Executive hereby consents to any and all such assignments. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and, except as expressly provided herein, no other person or entity shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

9. Governing Law; Jurisdiction and Venue. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of California without regard to the conflicts of law principles thereof. Suit to enforce this Agreement or any provision or portion thereof may be brought in the federal or state courts located in Los Angeles, California.

10. Severability of Provisions. In the event that any provision or any portion thereof should ever be adjudicated by a court of competent jurisdiction to exceed the time or other limitations permitted by applicable law, as determined by such court in such action, then such provisions shall be deemed reformed to the maximum time or other limitations permitted by applicable law, the parties hereby acknowledging their desire that in such event such action be taken. In addition to the above, the provisions of this Agreement are severable, and the invalidity or unenforceability of any provision or provisions of this Agreement or portions thereof shall not affect the validity or enforceability of any other provision, or portion of this Agreement, which


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       shall remain in full force and effect as if executed with the unenforceable or invalid provision or portion thereof eliminated. Notwithstanding the foregoing, the parties hereto affirmatively represent, acknowledge and agree that it is their intention that this Agreement and each of its provisions are enforceable in accordance with their terms and expressly agree not to challenge the validity or enforceability of this Agreement or any of its provisions, or portions or aspects thereof, in the future. The parties hereto are expressly relying upon this representation, acknowledgement and agreement in determining to enter into this Agreement.

11. Warranty. As an inducement to the Company to enter into this Agreement, the Executive represents and warrants that he is not a party to any other agreement or obligation for personal services, and that there exists no impediment or restraint, contractual or otherwise, on his power, right or ability to enter into this Agreement and to perform his duties and obligations hereunder. As an inducement to the Executive to enter into this Agreement, Company represents and warrants that the person signing this Agreement for the Company has been duly authorized to do so by all necessary corporate action and has the corporate power and authority to execute this Agreement on the Company's behalf. The execution and delivery of this Agreement and the consummation of the transactions contemplated have been duly and effectively authorized by all necessary corporate action of the Company.

12. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method upon receipt of telephonic or electronic confirmation; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice will be sent to:

       If to the Company:

       (a) Herbalife International, Inc. Herbalife International of America, Inc. 1800 Century Park East Los Angeles, California 90067
              Attention: General Counsel Telecopy: (310) 557-3906

              with a copy to:

              Irell & Manella LLP
              333 South Hope Street, Suite 3300
              Los Angeles, California 90071
              Attention:  Anthony T. Iler, Esq.
              Telecopy:  (213) 229-0515

       (b)    if to the Executive, to:

              John Reynolds
              47 Vista Del Golfo
              Long Beach, California 90803

       or to such other place and with other copies as either party may designate as to itself or himself by written notice to the others.

13. Cumulative Remedies. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

14. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same Agreement.

15. Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and supersede, and may not be contradicted by, modified or supplemented by, evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statements of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement.

16. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, approved by the Company and signed by the then existing parties hereto. As an exception to the foregoing, the parties acknowledge and agree that the Company shall have the right, in its sole discretion, to reduce the scope of any covenant or obligation of the Executive set forth in Sections 5 or 6 of this Agreement or any portion thereof, effective immediately upon receipt by the Executive of written notice thereof from the Company. No waiver of any of the provisions of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further, continuing or subsequent waiver of any such provision or as a waiver of any other provision of this Agreement. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

17. Representation of Counsel; Mutual Negotiation. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction and construction of the parties, at arm's-length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms without favor to any party.

18. Indemnification. The Company shall, to the maximum extent permitted by law, indemnify, defend and hold Executive harmless against all expenses, claims and liabilities, including reasonable attorney's fees, judgments, fines, settlements and other amounts actually incurred in connection with any action or proceeding, arising by reason of Executive's employment by the Company other than to the extent that Executive has acted in a manner inconsistent with a written Company policy or otherwise which would entitle the Company to terminate the Executive for Cause hereunder. The Company shall also advance to Executive any reasonable expenses incurred in defending any such proceeding (subject to the qualifications in the immediately preceding sentence) to the maximum extent permitted by law.

19. Suit to Enforce. In any action or proceeding to enforce any provision of this Agreement, the prevailing party shall be entitled, in addition to other remedies, to recover its or his attorney's fees and costs of suit.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                     HERBALIFE INTERNATIONAL, INC.



                                     By:
                                         --------------------------------------
                                          Name:   Christopher Pair
                                          Title:  President and Chief Executive
                                                  Officer

                                     HERBALIFE INTERNATIONAL OF
                                     AMERICA, INC.



                                     By:
                                         --------------------------------------
                                          Name:  Christopher Pair
                                          Title: President and Chief Executive
                                                 Officer



                                      EXECUTIVE



                                       ------------------------------
                                               John Reynolds

                                    Exhibit A

                       Inventions Made Prior to Employment

                                      None